Exhibit 10.27

TEGAL CORPORATION

STOCK OPTION GRANT NOTICE

Tegal Corporation, a Delaware corporation (the “Company”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 per share (“Stock”), set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”).

Participant:	John Randy Gobbel
Grant Date:	July 12, 2012
Vesting Commencement Date:	July 12, 2012
Exercise Price per Share:	$3.94
Total Exercise Price:	$47,280
Total Number of Shares Subject to the Option:	12,000
Expiration Date:	July 12, 2022

Type of Option: ☐ Incentive Stock Option ☒ Non-Qualified Stock Option

Vesting Schedule:  Ten percent (10%) of the total number of shares subject to the Option shall vest on the Vesting Commencement Date, fifteen percent (15%) of the total number of shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date and one forty-eighth (1/48th) of the total number of shares subject to the Option shall vest on the last day of each month thereafter, subject to Participant’s continued status as a service provider as an Employee or Consultant on each applicable vesting date.

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Stock Option Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined in the Stock Option Agreement) upon any questions relating to the Option.

TEGAL CORPORATION	PARTICIPANT

By:
Print Name:	Print Name:
Title:	Address:

EXHIBIT A TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Tegal Corporation, a Delaware corporation (the “Company”), has granted to the Participant an option to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.
GENERAL

1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice.

(a)      “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Option.

(b)        “Board” shall mean the Board of Directors of the Company.

(c)        “Change in Control” means and includes each of the following:

(i)  a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)  during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)  the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(x)  which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(y)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (y) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)  the Company’s stockholders approve a liquidation or dissolution of the Company.  The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(d)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)        “Committee” shall mean the committee of the board described in Section 5.1(a).

(f)        “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

(g)        “Disability” shall mean that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

(h)        “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying the Option.

(i)        “Exchange Act” shall mean Securities Exchange Act of 1934, as amended.

(j)        “Fair Market Value” shall mean as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

(k)        “Subsidiary” shall mean any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(l)      “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy.

(m)    “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(n)     “Termination of Services” shall mean the last to occur of a Participant’s Termination of Consultancy or Termination of Employment, as applicable.  A Participant shall not be deemed to have a Termination of Services merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee or Consultant of the Company or any Subsidiary.

(o)      “Securities Act” shall mean Securities Act of 1933, as amended.

ARTICLE II.
GRANT OF OPTION

2.1    Grant of Option.  As an inducement to accept the Company’s offer of employment, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.

2.2     Exercise Price.  The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.

2.3    Consideration to the Company.  In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE III.
PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability.

(a) Subject to Sections 3.2, 3.3, 5.8 and 5.10 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided in this Agreement, by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c) Notwithstanding anything in this Sections 3.1, the Option shall become fully vested and exercisable in the event of a Change in Control, in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option. Should the successor corporation assume the Option or substitute an equivalent right, then no such acceleration shall apply.

3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the Grant Date;

(b) The expiration of three months from the date of the Participant’s Termination of Services, unless such termination occurs by reason of the Participant’s death or Disability; or

(c) The expiration of one year from the date of the Participant’s Termination of Services by reason of the Participant’s death or Disability.

ARTICLE IV.
EXERCISE OF OPTION

4.1    Person Eligible to Exercise.  Except as provided in Sections 5.2(b) and 5.2(c) hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof;

(c) Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) Cash;

(b) Check;

(c) Delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) With the consent of the Administrator, surrender of other shares of Stock which (A) in the case of shares of Stock acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised;

(e) With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or

(f) With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.

4.5    Conditions to Issuance of Stock Certificates. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

(b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6     Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 4.7.

4.7       Changes in Capital Structure.

(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to the terms and conditions of the Option, including, without limitation, the number of Shares and exercise price per Share.

(b)  In the event of any transaction or event described in Section 4.7 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  to provide for either (A) termination of the Option in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of the Option or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 4.7 the Committee determines in good faith that no amount would have been attained upon the exercise of the Option or realization of the Participant’s rights, then the Option may be terminated by the Company without payment) or (B) the replacement of the Option with other rights or property selected by the Committee in its sole discretion;

(ii)  to provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)  to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to the Option and/or in the terms and conditions of (including the grant or exercise price) the Option;

(iv)  to provide that the Option shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in this Agreement; and

(v)  to provide that this Option cannot vest, be exercised or become payable after such event.

(c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 4.7(a) and (b), the number and type of securities subject to the Option and the exercise price thereof will be equitably adjusted.  The adjustments provided under this Section 4.7(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)  Notwithstanding the foregoing, and except as may otherwise be provided in any written agreement entered into between the Company and the Participant, if a Change in Control occurs and the Option is not converted, assumed or replaced by a successor entity, then immediately prior to the Change in Control the Option shall become fully exercisable and all forfeiture restrictions on the Option shall lapse.  Upon, or in anticipation of, a Change in Control, the Committee may cause the Option to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give the Participant the right to exercise the Option during a period of time as the Committee, in its sole and absolute discretion, shall determine.  In the event that the terms of any agreement between the Company or any Subsidiary and the Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 4.7(d), this Section 4.7(d) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

(e)  Except as expressly provided in this Section 4.7, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in this Section 4.7 or pursuant to action of the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to the Option or the exercise price of the Option.

ARTICLE V.
OTHER PROVISIONS

5.1    Administration.

(a)  Unless and until the Board delegates administration of the Option to a Committee as set forth below, the Option shall be administered by the full Board, and for such purposes the term “Committee” as used in this Agreement shall be deemed to refer to the Board.  The Board, at its discretion, may delegate administration of the Option to a Committee consisting of two or more members of the Board.  In its sole discretion, the Board may at any time and from time to time rescind such delegation and/or exercise any and all rights and duties of the Committee under the Option.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Option.

(b)  The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent herewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Option.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Option and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s `Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.2    Option Not Transferable.

(a) Subject to Section 5.2(b) hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Agreement, with the prior written consent of the Administrator, the Participant may transfer the Option (or any portion thereof) to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions:  (i) any portion of the Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or to another Permitted Transferee; (ii) any portion of the Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the Participant (other than the ability to further transfer the Option); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 5.2(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b) hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3    Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement.

5.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive offices, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.4.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6    Governing Law; Severability. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7    Conformity to Securities Laws. The Participant acknowledges that and this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Option is granted and may be exercised only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8    Amendments, Suspension and Termination.  This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be set forth in this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

5.9    Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 5.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10   Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.11   Not a Contract of Employment.  Nothing in this Agreement shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.12   Entire Agreement. The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.13   Section 409A.  Notwithstanding any other provision of this Agreement or the Grant Notice, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  The Committee may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

5.14     Inducement Grant.  The Option is intended to qualify as an “inducement grant” under the rules of the Nasdaq Stock Market.  Notwithstanding any other provision of this Agreement or the Grant Notice, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, such Nasdaq Stock Market rules.  The Committee may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with such Nasdaq Stock Market rules.

5.15     Unfunded Status of Option.  The Option is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to the Participant pursuant to the Option, nothing contained in this Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

5.16    Relationship to other Benefits.  No payment pursuant to the Option shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

5.17    Expenses.  The expenses of administering the Option shall be borne by the Company and its Subsidiaries.

5.18     Fractional Shares.  No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.